UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

Altair Engineering Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38263	38-2591828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 22, 2025, Altair Engineering Inc., a Delaware corporation (“Altair”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of October 30, 2024 (the “Merger Agreement”), among Altair, Siemens Industry Software Inc., a Delaware corporation (“Siemens”) and Astra Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Siemens (“Merger Sub”), pursuant to which Merger Sub will merge with and into Altair (the “Merger”), with Altair surviving the Merger and becoming a wholly owned subsidiary of Siemens. As a result of the Merger, Altair will no longer be publicly held. Altair’s securities will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

There were 60,137,617 shares of Class A common stock of Altair, par value $0.0001 per share (the “Class A common stock”), and 25,393,574 shares of Class B common stock of Altair, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “Altair common stock”) issued and outstanding as of the close of business on December 17, 2024, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 53,252,783 shares of Altair’s Class A common stock and 25,393,574 shares of Altair’s Class B common stock were present or represented by proxy, representing approximately 97.8% of the voting power of all issued and outstanding shares of Altair common stock entitled to vote at the Special Meeting as of the close of business on the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Altair with the U.S. Securities and Exchange Commission on December 18, 2024 (the “Proxy Statement”)):

Proposal 1 – The Merger Agreement Proposal: To adopt the Merger Agreement.

Proposal 2 – The Merger-Related Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Altair’s named executive officers that is based on or otherwise relates to the Merger.

Each proposal was approved by the requisite vote of Altair’s stockholders. Because Proposal 1 – The Merger Agreement Proposal – was approved, a vote on the adjournment proposal described in the Proxy Statement was not necessary. A summary of the voting results for each proposal is set forth below.

Proposal 1 – The Merger Agreement Proposal

Votes For	Votes Against	Abstentions
307,156,609	10,862	21,052

Proposal 2 – The Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions
305,518,588	1,530,771	139,164

Item 8.01 Other Events.

On January 22, 2025, Altair issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release announcing the results of the Special Meeting, dated as of January 22, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025

ALTAIR ENGINEERING INC.

By:	/s/ Raoul Maitra
Raoul Maitra
Chief Legal Officer